                                                                   Exhibit 10.35


                       AMENDED AND RESTATED LICENSE TO USE
                       THE AIR MILES TRADE MARKS IN CANADA

                                     BETWEEN

                      AIR MILES INTERNATIONAL HOLDINGS N.V.

                                       AND

                      LOYALTY MANAGEMENT GROUP CANADA INC.

                                  July 24, 1998

                                TABLE OF CONTENTS

1        DEFINITIONS...............................................................................................................2
2        LICENSE...................................................................................................................6
3        SUB-LICENSE RIGHTS........................................................................................................8
4        STANDARDS OF QUALITY......................................................................................................9
5        USE OF THE MARKS.........................................................................................................10
6        USE OF LMGC MARKS........................................................................................................11
7        ASSIGNMENT OF CANADIAN MARKS.............................................................................................11
8        ROYALTIES................................................................................................................12
9        REGISTRATION AND RENEWALS................................................................................................13
10       REPRESENTATIONS AND WARRANTIES...........................................................................................13
         10.1         AMIH Warranties.............................................................................................13
         10.2         LMGC Warranties.............................................................................................14
11       TITLE AND GOODWILL.......................................................................................................15
12       INDEMNITY................................................................................................................16
13       INFRINGEMENT.............................................................................................................16
14       DURATION AND TERMINATION.................................................................................................17
15       NON-COMPETITION..........................................................................................................19
16       ASSIGNMENT/SUCCESSORS....................................................................................................19
17       NOTICES..................................................................................................................20
18       CONFIDENTIALITY..........................................................................................................22
19       DISPUTE RESOLUTION.......................................................................................................22
         19.1         General.....................................................................................................22
         19.2         Negotiations between Executives.............................................................................22
         19.3         Binding Arbitration.........................................................................................23
         19.4         Expedited Binding Arbitration...............................................................................26
20       MISCELLANEOUS............................................................................................................26
         20.1         Name, Captions..............................................................................................26
         20.2         Entire Agreement and Relationship Between the Parties.......................................................26
         20.3         Amendments..................................................................................................27
         20.4         Severability................................................................................................27
         20.5         Specific Performance / Injunctive Relief....................................................................27
         20.6         Remedies Cumulative.........................................................................................27
         20.7         No Waiver...................................................................................................28
         20.8         Further Assurances..........................................................................................28
         20.9         Extended Meanings...........................................................................................28
         20.10        No Third Party Beneficiaries................................................................................28
         20.11        Counterparts................................................................................................28
         20.12        No Liability of Shareholders................................................................................28
         20.13        Statutory References........................................................................................29
         20.14        Business Day Payments.......................................................................................29
         20.15        References..................................................................................................29
         20.16        Currency....................................................................................................29
         20.17        Schedules...................................................................................................29
         20.18        Limitation of Liability.....................................................................................30

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                                      -2-


         20.19        Time of the Essence.........................................................................................30
         20.20        Costs and Expenses..........................................................................................30
         20.21        Excusable Delays............................................................................................30
         20.22        Governing Law and Attornment................................................................................31

         AMENDED AND RESTATED LICENSE TO USE THE AIR MILES TRADE MARKS
                                   IN CANADA

             THIS AGREEMENT is dated the 24th day of July, 1998 between AIR MILES INTERNATIONAL HOLDINGS N.V. of Landhuis Joonchi, Kaya Richard J. Beaujon z/n, P.O. Box 837, Curacao, Netherlands Antilles ("AMIH") and LOYALTY MANAGEMENT GROUP CANADA INC., whose registered office is located at 4110 Yonge Street, Suite 200, North York, Ontario, Canada ("LMGC");

             WHEREAS the Parties entered into the License Agreement and the Intellectual Property License on December 17, 1992; and

             WHEREAS throughout the term of that License Agreement AMIH and LMGC were related companies; and

             WHEREAS Alliance Data Systems Corporation has agreed to purchase all of the shares of LMGC pursuant to the Share Purchase Agreement and such transaction is intended to close on the date hereof; and

             WHEREAS certain of the Canadian Marks have been used by LMGC in the Territory since at least as early as December 17, 1992 pursuant to the License Agreement; and

             WHEREAS the Parties are desirous of amending the terms of the License Agreement and have, for simplicity, agreed to enter into this Agreement; and

             WHEREAS AMIH is entitled to grant the licenses herein to LMGC and is willing to license and allow LMGC to use the AMIH Marks and adopt the Licensed Names in the Territory on the terms and conditions set out in this Agreement.

             NOW THEREFORE, in consideration of the business relationship between the Parties, the mutual covenants contained herein, and other good and valuable consideration (the receipt and sufficiency of which are acknowledged by the Parties), the Parties here to agree that the License Agreement is hereby amended and restated as follows:

                                    ARTICLE 1
                                   DEFINITIONS

1.1          DEFINITIONS

             "AFFILIATE" means a Person directly or indirectly controlling, controlled by or under common control with a party.

             "AIR MILES DEVICE" means the design mark as depicted in Canadian Trademark Registration No. 398,882.

             "AGREEMENT" means this License Agreement including any recitals and schedules to this agreement, as amended, supplemented or restated in writing from time to time.

             "AMIH MARKS" means the Canadian Marks and the Non-Canadian Marks collectively.

             "BANKRUPTCY" shall be considered to occur in respect of a Party if:

             (i) any voluntary proceeding is commenced (by the filing of any originating process, notice or assignment or otherwise) by the Party pursuant to an Insolvency Act;

             (ii) any proceeding is commenced (by the filing of any originating process or otherwise) against the Party pursuant to an Insolvency Act, and

                         (a) such proceeding is not contested, diligently and on a timely basis, by that Party,

                         (b) Bankruptcy occurs in respect of that Party within the meaning of any other paragraph of this definition during the contestation of such proceeding, or

                         (c) such proceeding is not dismissed, withdrawn or permanently stayed within sixty (60) days of commencement;

             (iii) any voluntary proceeding is commenced (by the filing of any originating process or notice or otherwise) by or respecting a Party pursuant to the corporate or company statute under which Party is organized from time to time or any other statute of any relevant jurisdiction which is not an Insolvency Act seeking any stay of creditor remedies or moratorium, compromise, arrangement, adjustment, extension or reorganization of debts or other liabilities;

             (iv) any voluntary or other proceeding is commenced (by the filing of any originating process or notice or otherwise) by or against the Party seeking appointment (provisional, interim or permanent) of a receiver, manager, receiver and manager, trustee, sequestrator, custodian, liquidator or Person with like or comparable powers for that Party or for all or substantially all of its property, assets and undertaking, and

                         (a) such proceeding is not contested, diligently and on a timely basis, by that Party;

                         (b) Bankruptcy occurs in respect of that Party within the meaning of any other paragraph of this definition during the contestation of such proceeding, or

                         (c) such proceeding is not dismissed, withdrawn or permanently stayed within sixty (60) days of commencement;

             (v) any secured creditor of the Party takes possession or control (actual or constructive) of, or appoints any agent, receiver, manager, receiver and manager or Person with like or comparable powers in respect of, that Party or all or substantially all of its property, assets and undertaking; or

             (vi) a majority of the directors or shareholders of the Party voting thereon pass or ratify any resolution (A) except as part of a bona fide corporate reorganization, for its liquidation, winding up or dissolution, (B) to authorize any voluntary proceeding by or in respect of that Party described above or (C) to consent to or refrain from contesting any proceeding or step against or in respect of that Party or its property, assets or undertaking described above.

             "BUSINESS" means the business carried on by LMGC in connection with which the Canadian Marks are used.

             "BUSINESS DAY" means any day of the year, other than a Saturday, Sunday or any day on which the banks are required or authorized to close in Toronto, Ontario, Canada.

             "CANADIAN MARKS" means the Marks owned by AMIH or its Affiliates whether pending or registered in accordance with the Canadian Trade-Marks Act, from time to time, particulars of which are set out in Schedule 1 hereof and as such Schedule may be updated by agreement of the Parties and/or those Marks owned by AMIH or its Affiliates and used in the Territory by AMIH or its licensees in association with the Programme from time to time (and as such Marks may be modified or supplemented by agreement of the Parties), excluding the LMGC Marks.

             "CATEGORY" means the business sector granted to a Sponsor within the Territory.

             "CONCURRENT USE AGREEMENT" means the Concurrent Use Agreement between AMIH, Air Miles International Trading B.V., Air Miles Travel Promotions Limited, Loyalty Management Group Inc., LMGC and AMI Funding, Inc. entered into as of the 13th day of May, 1994, as amended, supplemented or restated in writing from time to time.

             "INCLUDING" The terms "include", "including" and "such as" are illustrative and not limitative and shall be interpreted to mean "including without limitation

             "INSOLVENCY ACT" means the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), the Winding-up Act (Canada) or any other statute of any relevant jurisdiction relating to bankruptcy, insolvency, stay of creditor remedies, moratorium, compromise, arrangement, extension, adjustment or reorganization of debts or other liabilities, liquidation, winding up or dissolution.

             "INTELLECTUAL PROPERTY LICENSE" means the Licence to Use and Exploit the Air Miles Scheme in Canada Agreement between Air Miles International Trading B.V. and LMGC, as amended by Amendment No. 1 dated 13th day of May, 1994 and as amended and restated in the amending agreement of even date, and as amended, supplemented or restated in writing from time to time.

             "INTERNIC REGISTRATION RIGHTS" means all rights associated with the registration of a Mark, being a domain name or URL with InterNIC or any other entity now or hereafter serving a domain name registration function with respect to any jurisdiction, including the Territory.

             "LICENSE AGREEMENT" means the Licence to Use the Air Miles Trade Marks in Canada agreement between AMIH and LMGC dated December 17, 1992, as amended by Amendment No. 1 dated 13th day of May, 1994.

             "LICENSED NAME" means any corporate name, trading style and/or business name of LMGC or its Affiliates which is or includes any Canadian Mark.

             "LMGC MARKS" means the Marks owned by LMGC or its Affiliates whether pending or registered in accordance with the Canadian Trade-Marks Act, from time to time, particulars of which are set out in Schedule 2 hereof and as such Schedule may be updated and/or those Marks developed, owned and used by LMGC or its Affiliates or sub-licensees in the Territory from time to time (and as such Marks may be modified or supplemented).

             "MARK" means any name, brand, mark, trade mark, trade dress, trade name, business name, Uniform Resource Locator ("URL"), domain name or other indicia of origin.

             "MARKETING SPECIFICATIONS" means AMIH's reasonable standards and guidelines as of the date of this Agreement relating to the permitted use, depiction, graphic display, marketing, advertising and promotion of any of the AMIH Marks and any Licensed Name in association with the Programme, as they may be amended, modified or supplemented from time to time in accordance with this Agreement, which shall be reflected in writing.

             "MASTER SPECIFICATIONS" means the applicable Quality Specifications and Marketing Specifications for the Programme.

             "NON-CANADIAN MARKS" means the registered or common law trade marks and service marks subsisting outside the Territory comprising or including the words Air Miles or the Air Miles Device and which are owned or used by AMIH or any of its Affiliates, licensees, successors or assignees.

             "PARTY" means either AMIH or LMGC; and "PARTIES" means AMIH and LMGC collectively.

             "PERSON" includes an individual, a legal personal representative, corporation, company, body corporate, partnership, limited partnership, joint venture, syndicate, trust, unincorporated organization, the Crown or any agency or instrumentality thereof, regulatory authority or any other entity recognized by law, howsoever designated or constituted.

             "PROGRAMME" means any program(s) or business(es) that involve(s) three (3) or more sponsoring companies in any product or service category or industry and which offer(s), only entitled members with addresses in the Territory or any other geographic region in which LMGC or any of its Affiliates has a license from AMIH to similar effect to this Agreement, airline seats, airline miles, airline or any other services, awards or value of any nature (whether or not by virtue of exchanging, converting or redeeming coupons, tickets, points or other tangible or intangible rights) in connection with the purchase of goods or services of any party and which operates for more than three (3) months duration and the operation of travel agency services.

             "QUALITY SPECIFICATIONS" means AMIH's reasonable specifications as of the date of this Agreement relating to the standards of the wares or services bearing the Canadian Marks for the Programme, as they may be amended, modified or supplemented from time to time in accordance with this Agreement, which shall be reflected in writing.

             "RELATED AGREEMENTS" means collectively, the Intellectual Property License, and the Concurrent Use Agreement.

             "SHARE PURCHASE AGREEMENT" means the agreement for the purchase of all the shares of LMGC made as of June 26, 1998, as amended in writing from time to time, among Alliance Data Systems Corporation and each of the shareholders of LMGC at that date.

             "SPONSORS" means those businesses participating in the Programme in conjunction with the offer of wares or services to consumers within the Territory and includes the Suppliers.

             "SUPPLIERS" means those businesses offering wares or services in connection with exchanges, conversions or redemptions under the Programme.

             "TERRITORY" means the current geographic area and territory of Canada at the date of this Agreement.

             "THIRD PERSON" means any Person other than AMIH and its Affiliates and LMGC and its Affiliates.

                                    ARTICLE 2
                                     LICENSE

2.1 AMIH hereby grants to LMGC, subject to the terms of this Agreement, an exclusive right and license to use the Canadian Marks in the Territory in association with the Programme only and the marketing, advertising and promotion thereof in any media in the Territory or any other geographic region in which LMGC or any of its Affiliates has a license from AMIH to similar effect to this Agreement, including the right to sub-license the use of the Canadian Marks in the Territory in accordance with the provisions of this Agreement. Provided that LMGC's use of a NonCanadian Mark in the Territory in association with the Programme would not violate the rights of any Third Person (which has not obtained such rights from or through AMIH or an Affiliate), AMIH hereby grants to LMGC, subject to the terms of this Agreement, an exclusive right and license effective from the date hereof to use the Non-Canadian Marks in the Territory in association with the Programme only, including the right to sub-license the use of such Non-Canadian Marks in the Territory in accordance with the provisions of this Agreement. Except as provided in Article 2.3 herein, AMIH agrees not to license to anyone else the right to use a Non-Canadian Mark in the Territory. The exclusivity of the license is subject to the rights of AMIH, its Affiliates, successors and assignees together with their respective licensees and sub-licensees mentioned in Articles 2.3 and 2.4 hereafter.

2.2 AMIH hereby grants a non-exclusive right to LMGC, with a right to sub-license its applicable Sponsors and sub-licensees, for and further agrees that it will not and will ensure that its Affiliates, successors, assignees or any of their licensees or sub-licensees will not object to the use of the AMIH Marks outside the Territory by such of the Sponsors as provide travel or entertainment related services for business and other travellers including, for the avoidance of doubt, airline, car rental and/or hotel services and/or by LMGC and/or by LMGC's applicable sub-licensees only in connection with the provision of travel or entertainment related services including, for the avoidance of doubt, airline, car rental and/or hotel services to the extent only that such use is incidental to the operation of the Programme in the Territory. LMGC shall not itself have any other right to use the AMIH Marks outside the Territory. LMGC's right to use of the AMIH Marks outside the Territory shall include the right to display, for the purposes of promotion and advertisement, such Marks including on or through the World Wide Web on the Internet or through other electronic media.

2.3 Notwithstanding Article 2.1 LMGC shall not object to the use of the AMIH Marks by AMIH, its Affiliates, successors and assignees together with their respective licensees and sub-licensees in the Territory only in connection with the provision of travel or entertainment related services including, for the avoidance of doubt, airline, car rental and/or hotel services to persons providing travel or entertainment related services for business and other travellers, to the extent only that such use is incidental to the rights of AMIH, its Affiliates, successors and assignees together with their respective licensees or sub-licensees to carry out activities in connection with the operation of sales promotion and/or incentive or loyalty schemes outside of the Territory.

2.4 AMIH, its Affiliates, successors and assignees may use the Canadian Marks in the Territory for the purposes of promoting their activities to issuers or potential issuers of points, credits, vouchers or other incentives in connection with the operation of sales promotion and/or incentive or loyalty schemes conducted outside the Territory. In so doing, AMIH, its Affiliates, successors and assignees must cooperate with LMGC with respect to the promotion of the Business. LMGC, its Affiliates, successors and assignees may use the Non-Canadian Marks outside of the Territory for the purposes of privately promoting their activities to issuers or potential issuers of points, credits, vouchers or other incentives in connection with the operation of sales promotion and/or incentive or loyalty schemes conducted in the Territory, but shall not make such advertisements or promotion to the public in general.

2.5 Subject to this Agreement, AMIH reserves the right to use and license the use of the AMIH Marks outside the Territory, whether in connection with sales promotion and incentive schemes similar to the Programme or otherwise.

2.6 The Parties agree that the Concurrent Use Agreement shall not be amended or terminated during the term of this Agreement without the prior written consent of the Parties.

                                    ARTICLE 3
                               SUB-LICENSE RIGHTS

3.1 AMIH acknowledges that LMGC has entered into sub-licensing arrangements with a number of Sponsors that are currently participating in the Programme. AMIH confirms that the terms and conditions of such sub-licenses are acceptable to it.

3.2 AMIH agrees that LMGC may grant additional or amended non-exclusive sub-licenses to the same or other Sponsors to use the Canadian Marks in the Territory in connection with the Programme only, with or without exclusivity in the relevant Category. If the terms and conditions of such sub-licenses are consistent with the terms and conditions of the current sub-license arrangements with the current Sponsors, AMIH hereby grants its consent to such sub-licenses. If the terms and conditions of such sub-licenses are not consistent with the current sub-license arrangements, LMGC shall submit to AMIH a copy of each such license agreement and AMIH shall provide written notice of any objections thereto within ten (10) Business Days, failing which AMIH shall be deemed to have consented to such sub-license arrangement. In any event, AMIH's consent to such sub-licenses shall not be unreasonably withheld.

3.3 AMIH agrees that LMGC may agree in such sub-license agreements as mentioned under Article 3.2 with such Sponsors that neither AMIH nor their Affiliates, successors, assignees, licensees or sub-licensees will object to the use by such Sponsors of the AMIH Marks outside the Territory only to the extent that such use is in accordance with the rights granted in Article 2.2 above.

3.4 It shall be a term of all sub-licenses granted pursuant to Article 3.2 above that the Sponsors undertake not to engage in any advertising or promotion outside the Territory for the Programme or the participation of the Sponsors in the Programme PROVIDED ALWAYS that incidental references to the participation of the Sponsors in the Programme in the Territory may be made in promotional materials such as brochures outside the Territory incidental to the distribution inside the Territory provided that any use of the Marks in such promotional materials shall clearly indicate that the Sponsors participate in the Programme in the Territory and that the Programme is only open to entitled members with addresses in the Territory.

3.5 In this Agreement, where LMGC agrees to ensure that all sub-licensees of the AMIH Marks appointed by LMGC comply with an obligation, this means:

             (i) LMGC shall impose a contractual obligation on the sub-licensees to observe such obligations; and

             (ii) where LMGC becomes aware of any non-compliance by any sub-licensee with any such obligation, LMGC shall use reasonable efforts to ensure that such sub-licensee complies with such obligation.

3.6 The Parties acknowledge that Licensee has no obligation to (but may) amend any agreement with any existing Sponsor and that any and all such agreements with any Sponsors remain unaffected hereby.

3.7 For greater clarity, LMGC may sub-license its rights hereunder to an Affiliate to the extent considered by LMGC, acting reasonably, advisable for the operation of travel agency services in the Territory.




                                    ARTICLE 4

                              STANDARDS OF QUALITY

4.1 In using the AMIH Marks hereunder LMGC shall comply so far as it is capable of doing so and shall ensure that all sub-licensees of the AMIH Marks appointed by LMGC comply so far as they are capable of doing so in the manufacturing and distribution, advertising, marketing and promotion of wares and services under the AMIH Marks in relation to the Programme with all applicable laws in force in the Territory and all other countries in which sub-licensees appointed by LMGC use the AMIH Marks in the manufacture and distribution, advertising, marketing and promotion of wares or services under such AMIH Marks in relation to the Programme.

4.2 In using the AMIH Marks here under, LMGC shall and shall cause its sub-licensees to meet the Master Specifications, provided that:

             (i) AMIH hereby confirms that LMGC and, to AMIH's knowledge, LMGC's sub- licensees have prior to the signing of this Agreement met all material Master Specifications set by it;

             (ii) subject to Article 4.2(iii) below, on an ongoing basis, the Master Specifications are the Master Specifications as of the date of this Agreement; and

             (iii) the Master Specifications may be amended, modified or supplemented from time to time by AMIH, provided that LMGC consents to the changes in such Master Specifications and is provided with a reasonable period of time to comply with such changes. LMGC will have a period of ninety (90) days to rectify any breach of the Master Specifications after receipt from AMIH of notice of such breach, providing particulars of such breach. Any extension of the cure period may be mutually agreed upon by the Parties, acting reason ably, taking into account primarily the materiality and nature of the breach and the impact of the breach on AMIH's rights in the AMIH
                         Marks and otherwise what would be a reasonable time within which to effect a cure and any reasonable efforts LMGC is making to meet the Master Specifications. LMGC will not be in breach of this Agreement if it is meeting most of the Master Specifications and is taking reasonable steps to meet the balance of the Master Specifications, any failure to comply with any Master Specification does not negatively impact customer perceptions of quality or negatively affect any of AMIH's rights in the AMIH Marks and/or are not material to customer perceptions. If a dispute arises between AMIH and LMGC as to the materiality of a breach of the Master Specifications, the matter will be resolved pursuant to .

                                    ARTICLE 5
                                USE OF THE MARKS

5.1 LMGC shall be entitled to use any or all of the Canadian Marks including the words Air Miles as or as part of the Licensed Name(s) of LMGC or any of its Affiliates incorporated in the Territory provided that it is legally able to do so.

5.2 LMGC may use any URL featuring any or part of the Canadian Marks including the words Air Miles and may use a domain name featuring any or part of the Canadian Marks including the words Air Miles including for any Internet-based products or services that LMGC offers as part of or in furtherance of the Programme, providing such URL or domain name includes an identifier of the Territory. LMGC's website accessed through such domain name must also identify the Territory. LMGC may own any InterNlC Registration Rights therein in its sole discretion.

5.3 AMIH and LMGC agree to consider in good faith any incidents of actual confusion or circumstances giving rise to a reasonable apprehension of confusion between the operation of the Programme by LMGC and/or its sub-licensees of the AMIH Marks and the activities of AMIH and their respective Affiliates and/or licensees under the AMIH Marks which may come to the attention of either Party and the Party responsible for such incidents of confusion or circumstances shall take reasonable steps to ensure that similar confusion or potential confusion does not arise in the future.

5.4 Where LMGC becomes aware of a material or persistent breach, that materially affects the rights of AMIH, of the terms of any sub-license by a sub-licensee of the AMIH Marks appointed by LMGC and such breach continues for at least sixty
(60) days after LMGC has given notice requiring the breach to be remedied LMGC shall by means of an escalating course of discipline culminating in termination assert the rights legally available to it to ensure compliance with the provisions of such sub-license agreement.

5.5. Where LMGC becomes aware of a challenge to the validity of, or entitlement of LMGC to use or license any of the AMIH Marks by a sub-licensee of the AMIH Marks appointed by LMGC, LMGC shall by means of an escalating course of discipline culminating in termination assert the rights legally available to it to ensure compliance with the provisions of such sub-licensee's sub-license in relation to such AMIH Marks.

                                    ARTICLE 6
                                USE OF LMGC MARKS

6.1 LMGC may use, continue to use and adopt any LMGC Marks in respect of any wares and services including in relation to the Programme and in association with any of the Canadian Marks. LMGC may register any LMGC Marks in the Territory in respect of any wares and services including in relation to the Programme. LMGC may associate intellectual property belonging to a Third Person with the Canadian Marks or Licensed Name. LMGC may co-mingle the LMGC Marks with the Canadian Marks and Licensed Name. Further, any Marks which are developed after the date hereof by LMGC and which are not confusingly similar to AMIH Marks shall be owned by LMGC and AMIH and/or any of its Affiliates shall not have any ownership rights whatsoever therein and shall not use, adopt or register such Marks (in any jurisdiction where they would be registrable by LMGC) in the world. None of the foregoing shall permit LMGC to do anything which would impair any of the rights of AMIH in the AMIH Marks in the Territory.

6.2 LMGC may provide services and distribute wares and invest in businesses or non-commercial enterprises under the LMGC Marks.

                                    ARTICLE 7
                          ASSIGNMENT OF CANADIAN MARKS

7.1 If AMIH wishes to assign or transfer the Canadian Marks, either directly or indirectly by or through AMIH or AMIH's Bankruptcy, other than to an Affiliate, no such assignment or transfer shall be effective unless AMIH provides LMGC notice of its intention to do so and gives LMGC thirty (30) days written notice within which to bid on such Canadian Marks for the purposes of owning either directly or indirectly such Canadian Marks. The foregoing provision shall not, in any way, obligate AMIH to accept any bid which LMGC submits. Any such assignee or transferee must be bound in writing by the grant of the license set out in this Agreement.

                                    ARTICLE 8
                                    ROYALTIES

8.1 (i) In accordance with the practice actually used for the payment of Royalties under the License Agreement for the fiscal year of LMGC ended April 30, 1998, LMGC shall pay to AMIH as license fee royalties calculated as a percentage of all gross sums received by LMGC in respect of the sale, redemption, distribution or issue of Air Miles travel miles ("AMTM") or Air Miles awards, including:

             (a) all sums received from Sponsors in connection with the issuance of AMTM or in lieu of payments therefor (such as participation and/or exclusivity fees);

             (b)         all sums received from Sponsors for services;

             (c) all commissions or other income received by LMGC in respect of the sale of travel services; and

             (d) all sums received from the sale of promotional items and/or any other activity involving the use of the AMIH Marks but excluding amounts received as co-operative marketing fees or for reimbursement of expenses.

             (ii)        The percentage referred to above shall be 0.100%.

8.2 LMGC shall, within fourteen (14) days after the end of each fiscal quarter, in accordance with past practise as of April 30, 1998, prepare and submit to AMIH a statement setting out the sums received by LMGC as set out Article 8.1 above and the amount of royalty due in respect of the immediately preceding fiscal quarter. Royalties shall be due and payable at the time the statements are submitted to AMIH and shall be paid net of all applicable taxes, including Canadian non-resident withholding tax.

8.3 During the term of this Agreement and for three calendar years after its termination AMIH and its duly authorized agents shall have the right upon reasonable notice, to inspect during business hours on any Business Day all relevant accounting records of LMGC for the purposes of verifying any royalties paid or payable. If any inspection results in any finding of understatement or overstatement, such balance will be settled forthwith by LMGC or AMIH respectively.

8.4 LMGC shall keep all accounting records, relevant for the purposes of calculating royalties payable to AMIH, during the term stated in Article 8.3.

                                    ARTICLE 9
                            REGISTRATION AND RENEWALS

9.1 AMIH shall, for so long as this Agreement remains in force, ensure that the registrations of such of the Canadian Marks as are registered will be renewed as and when they fall due for renewal. Subject to Article 11.4 solely, the costs of the renewals or registrations and all expenses in relation to the Canadian Marks incurred from the date hereof shall be paid in full by AMIH.

9.2 LMGC shall not and shall make reasonable efforts to ensure that all sub-licensees of the AMIH Marks appointed by LMGC shall not use or register, in respect of any relevant wares and/or services, any trade mark being the same or confusingly similar to any of the AMIH Marks without the prior consent of AMIH.

9.3 AMIH shall if requested by LMGC make such further applications in the Territory for the AMIH Marks as both Parties here to shall consider necessary or desirable having in mind reasonable costs and expenses for the protection of their trading activities and such Marks shall be licensed to LMGC in accordance with the terms of this Agreement. AMIH shall bear the costs of such applications and any subsequent registrations or renewals. Any trade-mark covered by such application shall be deemed to be a Mark pursuant to this Agreement and shall be added to the Canadian Marks. Nothing in the foregoing provision is intended to prevent LMGC from itself applying to register trade-marks which LMGC uses or otherwise adopts or intends to use or adopt provided that such trade-marks are not confusingly similar to any of the AMIH Marks.

9.4 Should AMIH develop or own or be entitled to use any new Mark(s) which it wishes to add to the Canadian Marks, it or they shall be so added after consultation with LMGC and on terms and conditions acceptable to LMGC. In any case, LMGC need not adopt any such additional Marks unless a reasonable transition period is agreed to by the Parties for the adoption of such Marks. Determinations that Marks are to be added to the Canadian Marks should be reduced to writing and added to the list of Marks in Schedule 1 to this Agreement.

                                   ARTICLE 10
                         REPRESENTATIONS AND WARRANTIES

10.1         AMIH Warranties

             AMIH hereby represents and warrants to LMGC as of the date of this Agreement the following:

             (i) AMIH has full power and authority to enter into and perform this Agreement, including to grant the license in Article 2 and to perform each and every covenant and agreement herein contained;

             (ii) this Agreement has been duly authorized, executed and delivered by AMIH and constitutes a valid, binding and legally enforceable agreement of AMIH;

             (iii) to the best of AMIH's knowledge and belief, the execution and delivery of this Agreement, and the performance of the covenants and agreements herein contained, are not restricted by and do not conflict with any material commercial arrangements, obligations, contracts, agreements or instruments to which AMIH is either bound or subject;

             (iv) to the best of AMIH's knowledge and belief, AMIH's performance of this Agreement will not contravene or breach any laws or regulations of the Territory or of any province or territory of the Territory which could give rise to the imposition of a material fine, penalty or sanction levied on LMGC by any applicable regulatory authority in the Territory;

             (v) AMIH has not granted any rights or licenses, which are subsisting at the date hereof, to any of its Affiliates or to any other Third Party to use the Canadian Marks in the Territory save in the circumstances permitted in Articles 2.3. and 2.4 above;

             (vi) to the best of AMIH's knowledge and belief, the registrations for the Canadian Marks are valid and enforceable. AMIH is the sole and exclusive legal and beneficial owner of all right, title and interest in and to, or has valid title to use and license, all the Canadian Marks that are material to the Programme. The registrations for the Canadian Marks subsist on the Canadian TradeMark Register;

             (vii) except for the Concurrent Use Agreement, AMIH is not a party to or bound by any contract or other obligation whatsoever that limits or Impairs its ability to license the Canadian Marks to LMGC; and

             (viii) to the best of AMIH's knowledge and belief, LMGC is not in breach of any term or condition of the License Agreement.

10.2         LMGC Warranties

             LMGC hereby represents and warrants to AMIH as of the date of this Agreement the following:

             (i) LMGC has full power and authority to enter into and perform this Agreement and to perform each and every covenant and agreement herein contained;

             (ii) this Agreement has been duly authorized, executed and delivered by LMGC and constitutes a valid, binding and legally enforceable agreement of LMGC;

             (iii) to the best of LMGC's knowledge and belief, the execution and delivery of this Agreement, and the performance of the covenants and agreements herein contained, are not restricted by and do not conflict with any material commercial arrangements, obligations, contracts, agreements or instruments to which LMGC is either bound or subject; and

             (iv) to the best of LMGC's knowledge and belief, LMGC's performance of this Agreement will not contravene or breach any laws or regulations of the Territory or of any province or territory of the Territory which could give rise to the imposition of a fine, penalty or sanction by any applicable regulatory authority in the Territory.

                                   ARTICLE 11
                               TITLE AND GOODWILL

11.1 LMGC acknowledges that its sole right to use the AMIH Marks and any trade marks confusingly similar thereto derives from this Agreement and that it does not have any rights to use the AMIH Marks or any marks confusingly similar there to save as provided herein. LMGC agrees to include in all sub-licenses an acknowledgment by sub-licensees appointed by LMGC to use the AMIH Marks that their sole right to use the AMIH Marks and any trade marks confusingly similar thereto derives from such sub-license and that they do not have any rights to use the AMIH Marks or any marks confusingly similar thereto save as provided therein.

11.2 LMGC shall, if reasonably requested by AMIH from time to time and to the extent practicable, for the protection of the AMIH Marks include and ensure that any sub-licensees of the AMIH Marks appointed by LMGC within a reasonable period of time include in advertisements in the press and elsewhere and on the goods or labels or containers used in connection with the sale of the goods and/or the provision of services under the AMIH Marks a notice to the effect that the AMIH Marks and each of them are trade marks of AMIH or its successors in title.

11.3 All rights arising from the use by LMGC or its sub-licensees of the AMIH Marks shall inure to the benefit of AMIH or its successors in title and all goodwill symbolised by the AMIH Marks shall belong to and accrue to AMIH or its successors in title.

11.4 The Parties acknowledge that use of the Canadian Marks by LMGC in the Territory may be required to maintain the validity of the Canadian Marks. If AMIH, acting reasonably, considers that any one of the Canadian Marks has not been used in the Territory in relation to the Programme, it shall be entitled to serve notice on LMGC requesting brief details of any use of the relevant Canadian Marks within the period of four years prior to the date of the notice or within a period of three months after the date of the notice. If in the reasonable opinion of AMIH, LMGC has not demonstrated that use of the relevant Canadian Marks has taken place to the extent necessary to preserve and maintain the validity of the said registration for the Canadian Marks and provided such Canadian Marks are material to the Canadian business of LMGC, AMIH may, in its sole discretion, require LMGC to make use of such Canadian Mark solely to the extent required to maintain the registration of such Canadian Mark. Notwithstanding the foregoing, AMIH has the option not to renew any registration of such Canadian Mark if LMGC is not using such in the Territory.

                                   ARTICLE 12
                                    INDEMNITY

12.1 LMGC shall indemnify AMIH and hold it harmless and defend it from and against all damage, including reasonable counsel fees, which AMIH may incur in respect of all claims which may be made against AMIH (whether separately or as joint defendants) arising out of the manufacture, packaging, or any other cause relating to any wares sold and/or services provided by or on behalf of LMGC or its sub-licensees under the AMIH Marks, except insofar as any such claim may be found to arise from any omission or failure on the part of AMIH.

12.2 AMIH shall indemnify LMGC and hold it harmless and defend it from and against all damages, including reasonable counsel fees, which LMGC may incur as a result of any breach of warranties as stated in Article 10 with regard to the Canadian Marks only or as a result of any Third Person during the term hereof effectively prohibiting LMGC the use of the Canadian Marks only within the Territory.

                                   ARTICLE 13
                                  INFRINGEMENT

13.1 The Parties agree to give each other prompt written notice of any infringement or other similar action in or affecting the Territory by a Third Person of the AMIH Marks known to them.

13.2 In the event of such infringement or other similar action, LMGC has the obligation to protect any of the Non-Canadian Marks which LMGC has been using in the preceding 12 month period and the Canadian Marks in the Territory and may decide whether or not any action is necessary for such protection and what such action might be, taking into account the interests of both Parties. LMGC has the right to act in its own name or if necessary in the name of AMIH. For the term of this Agreement AMIH hereby LMGC a power of attorney in the form attached hereto as Schedule 3 to act on its behalf if any action in or out of court in connection with such actions is necessary. LMGC will select counsel, to which AMIH has no reasonable objection and AMIH will provide reasonable assistance, including by providing information, documents and things in response to discovery requests, by providing at mutually convenient times witnesses for discovery, depositions and trial testimony, and by permitting LMGC to cause AMIH to be named as a party plaintiff or co-plaintiff in any litigation. All expenses, including any expenses incurred by AMIH to provide such assistance, shall be borne by LMGC and LMGC shall be entitled to any amounts awarded to LMGC or AMIH. LMGC shall not enter into any settlement of such actions without the written consent of AMIH, which consent shall not be unreasonably withheld.

13.3 If any action or proceeding is brought or asserted by LMGC, under the authority granted to it under Article 13.2, LMGC will promptly notify AMIH in writing. AMIH may assume and direct the action or proceeding only provided that LMGC initiates no action or takes no action in such action or proceeding. Upon assumption of the action or proceeding by AMIH, all expenses shall be borne by AMIH and AMIH shall be entitled to any amounts awarded to LMGC or AMIH. AMIH shall not enter into any settlement of such actions without the written consent of LMGC, which consent shall not be unreasonably withheld.

                                   ARTICLE 14
                            DURATION AND TERMINATION

14.1 This Agreement shall continue in force indefinitely from the date hereof, subject only to the rights of the Parties with respect to termination provided in this Article 14, and shall not be terminable by either Party in any other circumstances, whether upon reasonable notice or otherwise.

14.2 AMIH shall have the right to terminate this Agreement upon six months notice in writing to LMGC if LMGC ceases for a continuous period of four years to be involved in operation of the Programme.

14.3 The rights of LMGC in the Territory in relation to any Canadian Mark incorporating the words Air Miles or the Air Miles Device shall terminate in accordance with Article 14.4 below if LMGC challenges the validity of or entitlement of AMIH to use or license, such Mark. If a Court of competent jurisdiction in a final non-appealable judgment in the Territory other than at the request of LMGC holds that such Marks which are material to the Programme are invalid or that AMIH is not entitled to use or license such Marks in the Territory, LMGC may in its sole discretion either terminate this Agreement or cease to pay royalties under this Agreement.

14.4 (1) Subject to compliance with the provisions of Article 19 requiring dispute resolution, either Party shall have the right to terminate this Agreement forthwith at any time on giving the other written notice of termination in any of the following events:

             (i) the other Party commits any breach of its obligations hereunder and fails to remedy such breach within ninety (90) days (or such longer period as the Parties may agree) after being given written notice by the other Party to remedy such default; provided however that if LMGC and its sub-licensees are diligently pursuing the remedy or cure of such failure during the cure period and the continued breach does not impair AMIH's rights in the AMIH Marks and does not involve a failure to pay amounts due here under, the cure period shall be extended for a further ninety (90) days; or

             (ii) Bankruptcy shall have occurred in respect of the other Party, provided that termination shall not occur at anytime during:

             (A) the exercise of any rights or remedies by a secured creditor of LMGC who has taken a security interest in LMGC's rights under this Agreement either (a) in compliance with Article 16.3, or (b) with the written consent of AMIH; provided that the payment of all amounts from time to time due and payable by LMGC hereunder continue to be duly paid and the performance of all covenants from time to time to be performed by LMGC hereunder continue to be duly performed; or

             (B) any proceeding under an Insolvency Act involving a restructuring or reorganization of LMGC under court supervision and/or any disposition of LMGC's business as a whole or substantially as a whole pursuant to any such proceeding, in either case, so long as such proceeding is continuing.

             (2) If either Party validly terminates the Intellectual Property License in accordance with the terms thereof, this Agreement shall terminate at the same time as the Intellectual Property License.

14.5 Upon termination of this Agreement LMGC shall within a period of six (6) months:

             (i) cease to carry on business under the name 'Air Miles" and cease to use the AMIH Marks;

             (ii) deliver to AMIH any materials in its possession or under its control which fail to meet the standard of quality set out in Article 4 above or otherwise fail to comply with the terms hereof and which reproduce the AMIH Marks or give AMIH satisfactory evidence of their destruction;

   (iii) insofar as its Licensed Name(s) include(s) any Canadian Mark, change such names to names that do not incorporate such Marks or any Marks confusingly similar thereto;

   (iv) terminate all sub-license agreements with sub-licensees of the AMIH Marks appointed by LMGC; and

   (v) terminate use of any URL and/or domain name containing any Canadian Mark.

14.6 For the avoidance of doubt, it is agreed that any termination of this Agreement, whether in whole or in part, shall be without prejudice to any rights held by any Party which may have accrued up to the date of termination. Further,

LMGC may continue to use the LMGC Marks.

                                   ARTICLE 15
                                 NON-COMPETITION


15.1 During the term of this Agreement and subject to Article 2.3 above, AMIH, its Affiliates or its successors shall not utilize any AMIH Marks or any Marks confusingly similar thereto in or as part of any Programme or any program similar thereto, in competition with LMGC or its Affiliates, directly or indirectly in the Territory or grant any of their assignees, licensees or sub-licensees a license or sub-license to do so.

                                   ARTICLE 16
                              ASSIGNMENT/SUCCESSORS

16.1 This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

16.2 Subject to Article 7.1, AMIH may at any time or from time to time assign, sell or transfer all but not less than all of its rights under this Agreement, either absolutely or by way of security (including the rights and remedies of the secured party relating to such security), as part of a financing involving AMIH's business to any Person, in either case without the consent of, but with prior notice to LMGC.

16.3 LMGC may at any time or from time to time assign, sell or transfer all but not less than all of its rights under this Agreement, either absolutely as part of the sale of all or substantially all of the Business or the assets of the Business or by way of security (including the rights and remedies of the secured party relating to such security), as part of a financing involving the Business to any Person, in either case without the consent of, but with prior notice to AMIH. Should such assignment, sale or transfer result in increased withholding taxes being payable on the royalties payable under Article 8 hereof, LMGC shall gross up the royalties payable to cover such withholding taxes.

16.4 Except as provided in Article 7.1, a Party entering into any such assignment shall remain liable here under notwithstanding such assignment except, in the case of any indebtedness or claim arising after an absolute assignment, if the assignee executes and delivers to the other Party an assumption agreement of all indebtedness and obligations here under due and payable or arising after such assignment.

16.5 Except as provided in Article 7.1, either Party may amalgamate, merge or consolidate with any Person and any such amalgamation, merger or consolidation shall be deemed to be an assignment unless by operation of applicable law the amalgamated, merged or consolidated successor corporation is subject to all liabilities and all contracts, disabilities and debts of each of the predecessor corporations.

                                   ARTICLE 17
                                     NOTICES

17.1 All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any Party when delivered personally or by courier service or when transmitted by telecopy to the applicable addresses set forth below:

If to AMIH:

                         Air Miles International Holdings NV
                         Landhuis Joonchi, Kaya Richard J.
                         Beaujon z/n,
                         P.O. Box 837,
                         Curacao, Netherlands Antilles

                         Attention:               Managing Director

                         Telephone:               599 97366 277
                         Fax:                     599 97366 161

With a copy to:

                         Loyalty Management International Ltd.
                         Ocean House
                         Hazelwick Avenue
                         Crawley
                         West Sussex
                         RH10 1NP England

                         Attention: Liam Cowdrey


                         Telephone: 01293 434000
                         Fax:       01293 433701

If to LMGC:

                         Loyalty Management Group Canada Inc.
                         4110 Yonge Street,
                         Suite 200,
                         North York, Ontario

                         Attention:  John Scullion
                                     C.O.O.

                         Telephone: (416) 228-6565
                         Fax:       (416) 733-1488

With a copy to:

                         Alliance Data Systems Corporation
                         5001 Valley Road
                         Suite 650, West Tower
                         Dallas, Texas U.S.A. 75244-3910

                         Attention:  General Counsel

                         Telephone:  (972) 960-4349
                         Fax:        (972) 960-5330

or at such other address as the Party to whom such notice is to be given shall have last notified (in the manner provided in this Article) the Party giving such notice. Any notice delivered to the Party to whom it is addressed as provided herein shall be deemed to have been given and received on the day it is so delivered at such address and notice transmitted by telecopier shall be deemed given and received on the day of its transmission, provided that if the day of delivery or transmission is not a Business Day at the place of receipt or the time of Delivery or transmission is after 5 p.m. at the place of receipt on a Business Day, then the notice shall be deemed to have been given and received on the next Business Day at the place of receipt.

                                   ARTICLE 18
                                 CONFIDENTIALITY

             During the term of this Agreement, each Party shall keep confidential and not divulge to any Person any information, whether written or oral, or otherwise recorded, which is proprietary or confidential of the other including, but not limited to, customer lists, data compilations and data systems, pricing methods, cost information, financial information, strategic plans, finances, methods of operation, marketing plans and strategies, equipment and operational requirements, processes or products and services or intended products or services of the other and information concerning personnel and customers; provided however that neither Party shall have any confidentiality obligation (i) as to information which has come into the public domain through no fault of or action by such Party, (ii) to the extent such Party is required by law to disclose, or (iii) as to information such Party may disclose to employees, directors or advisors of such Party or an Affiliate thereof in connection with performance of services for such Party; and provided further that AMIH shall have no obligation with respect to any information of LMGC unless such information relates exclusively to LMGC.

                                   ARTICLE 19
                               DISPUTE RESOLUTION

19.1 General Any dispute arising out of or relating to this Agreement, including any dispute regarding the existence, validity, scope, enforceability or termination of this Agreement and whether an issue is arbitrable (a "Dispute") shall be resolved in accordance with the procedures specified in this Article 19, which shall be the sole and exclusive procedures for the resolution of any such Disputes. The Parties shall attempt in good faith to resolve any Dispute (including the validity, scope and enforceability of this Article 19) promptly by negotiations between the Parties.

19.2         Negotiations between Executives

             (a) AMIH and LMGC shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executive officers who have authority to settle the controversy and who are at a higher level of management than the Persons with direct responsibility for administration of this Agreement. Either AMIH or LMGC may give to the other written notice of any dispute not resolved in the normal course of business. Within fifteen (15) days after delivery of the notice, the receiving Party shall submit to the other Party a written response. The notice and the response shall include (i) a statement of each Party's position and a summary of arguments supporting that position, and (ii) the name and title of the executive officer who will represent that Party and of any other Person who will accompany the executive officer. Within twenty (20) days after delivery of the disputing Party's notice, the executive officers of both Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one Party to the other Party will be honoured.

             (b) All negotiations (including the existence, content and result thereof) pursuant to this Article 19 shall be confidential, non- discoverable in any judicial proceedings and treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

         19.3            Binding Arbitration

             (a) If the Dispute is not resolved by negotiation within forty-five (45) days (or any mutually agreed extension of time) of the disputing Party's notice, or if the Parties fail to meet within twenty (20) days of the notice, either Party may, upon notice to the other Party and the CPR Institute for Dispute Resolution ("CPR") submit such Dispute to arbitration.

             (b) Such arbitrations shall be based in Toronto, Ontario and shall be conducted by three (3) arbitrators (who shall be lawyers admitted to practice in one or more provinces or territories and who shall be experienced in matters relating to intellectual property licenses) appointed as follows:

                         (i) the disputing Party shall appoint its nominee as first arbitrator;

                         (ii)         the receiving Party shall, within ten
                                      (10) days of having received written
                                      notice from the disputing Party of the
                                      nature of the dispute to be referred to
                                      arbitration and of the identity of its
                                      nominee arbitrator, appoint its nominee
                                      as second arbitrator;

                         (iii)        if the appointment required by clause
                                      (ii) is not made within the period
                                      therein stipulated, the disputing Party
                                      shall be entitled to appoint as second
                                      arbitrator a nominee of its choice who is not related to the disputing Party and who shall be deemed to be the nominee of the respondent to the dispute;

                         (iv) the two nominees so appointed shall, within ten (10) days of the date upon which the second of them had been appointed as arbitrator, appoint a third nominee as chairman of the tribunal. In the event of their failure so to do within the prescribed period, the third arbitrator shall be appointed in accordance with the provisions of the INTERNATIONAL COMMERCIAL ARBITRATION ACT (Ontario) ("the Act"); and

                         (v) should a vacancy arise because any arbitrator dies, resigns, refuses to act, or becomes incapable of performing his functions, the vacancy shall be filled by the method by which that arbitrator was originally appointed. When a vacancy is filled the newly established tribunal shall exercise its discretion to determine whether any previously completed hearings shall be repeated.

             (c) The arbitration will be in accordance with the Act and the then current CPR "Non-Administered Arbitration Rules" or any successor CPR rules (the Act having precedence in the event of a conflict) (the "Arbitration Rules") and the procedures specified in this Article, to the extent they modify or add to such Arbitration Rules. The seat of the arbitration will be Toronto and the arbitration will be conducted at a neutral site in Toronto selected by the arbitrators.

             (d) The arbitrators will have sole authority to resolve issues of the arbitrability of Disputes, including the applicability of any statute of limitation. The arbitrators may not amend or disregard any provision of this Article and may not limit, expand or otherwise modify the terms of this Agreement (including any terms respecting the limitation of liability of any Person). The arbitrators will have the power to order the pre-hearing discovery of documents but such production shall be restricted to documents (which shall include information recorded or stored by means of any device) directly related to the Dispute. The arbitrators will also have the power to order the taking of examinations for discovery of no more than two (2) witnesses per side (with the witnesses to be selected by the adverse side) for a period of not more than three (3) hours per witness, unless otherwise agreed. In addition, the arbitrators may compel the attendance of witnesses and production of documents at the hearing, to the extent provided by the Act. The arbitrators will determine the rights and obligations of the Parties and decide the Dispute in accordance with the substantive and procedural laws of the Province of Ontario.

             (e) The Parties may seek injunctive relief either within the arbitration process or from the Ontario Court (General Division) or the Federal Court of Canada (or in the case of disputes relating to the use of Marks outside the Territory a Court competent in the jurisdiction in which use occurred) and the Parties accept the concurrent jurisdiction of the Courts for the purpose of granting injunctive relief, as set out herein. Within the arbitration process, Parties may seek either interim or permanent relief. From the Court, Parties may seek temporary injunctive relief. A Party seeking temporary injunctive relief from the Court will simultaneously file a claim in the arbitration for interim and permanent relief in the manner specified under this Article. If the Court issues a temporary injunction against one of the Parties, the Court will have jurisdiction to deal with all matters, including appeals, concerning the temporary injunction. Any requested arbitration concerning the subject-matter of the injunction shall proceed before the arbitrator in an expedited manner pursuant to Article 19.4.

             (f) Time will be of the essence and the arbitrators' award will be rendered as soon as practicable after conclusion of the final hearing, but in any event not later than one hundred and eighty (180) days after the date of appointment of the third arbitrator unless otherwise agreed or the time period is extended for a fixed reasonable period by the arbitrators on written notice to each Party because of illness or other cause of an arbitrator beyond the arbitrator's control.

             (g) The decision of any two of the three arbitrators shall be final and binding on the Parties to the Dispute with no right of appeal therefrom. The arbitrators' decision, reasons and award will be in writing, setting forth the legal and factual basis therefor (except with respect to the validity, infringement or misappropriation of any patents or other proprietary rights of any Party, with respect to which such award will be a bare award without findings or any statement of legal or factual basis). The Parties will abide by and perform any award, including interim awards, rendered by the arbitrators and judgment on such awards may be entered and enforced in any court of competent jurisdiction.

             (h) The fees and expenses of the arbitration, which may include the costs of CPR, the arbitrators, the arbitration site and counsel will be in the sole discretion of the arbitrators.

             (i) All information and documents disclosed in arbitration by any Party will remain Confidential Information of the disclosing Party, and the arbitrators and the Parties will (and will cause their representatives, advisors and counsel to) hold the existence, content and result of the arbitration in confidence, except to the limited extent necessary to enforce a final settlement agreement or to obtain and secure enforcement of or a judgment on an arbitration award. No privilege or right of a Party with respect to information or documents disclosed by it in arbitration will be waived or lost by such disclosure.

19.4         Expedited Binding Arbitration

             The Parties agree that there shall be expedited arbitration pursuant to this Article 19 to be completed in not more than ninety (90) days where there is a genuine issue with respect to the following events:

             (i) if AMIH or LMGC is enjoined pursuant to a temporary injunction of the Ontario Court (General Division) or the Federal Court of Canada or any other Court in the World;

             (ii)        if LMGC fails to pay the amounts due under Article 8;

             (iii) if LMGC uses or licenses the use of the AMIH Marks outside the Territory contrary to Articles 2 or 3;

             (iv) if AMIH uses or licenses the use of the AMIH Marks inside the Territory contrary to Articles 2 or 3; or

             (v) if the Related Agreements are or one of them is terminated by any of the parties thereto.


                                   ARTICLE 20
                                  MISCELLANEOUS

20.1         Name, Captions

             The provision of a Table of Contents, the division of this Agreement into Articles, Sections, Subsections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

20.2         Entire Agreement and Relationship Between the Parties

             (a) This Agreement and the Related Agreements constitute the entire agreement between the Parties pertaining to the matters contemplated hereby and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, relating to the subject matter hereof. Any and all registered user applications and/or agreements between the Parties are of no force and effect.

             (b) This Agreement is not a franchise and does not create a partnership or joint venture. Neither Party shall have any right to obligate or bind any other Party in any manner. Each of LMGC and AMIH is an independent contractor, not an agent or employee of the other. The containing obligations of LMGC in this Agreement, including those obligations set forth in Articles 8.3, 8.4, 12.1, 14.6 and 19, and the continuing obligations of AMIH in this Agreement, including those obligations of AMIH under Articles 12.2, 14.6 and 19, shall survive and continue after the termination of this Agreement.

20.3         Amendments

             No amendment of this Agreement shall be effective unless such amendment is made in writing and signed by authorized representatives of the Parties hereto.

20.4         Severability

             If any provision of this Agreement is determined to be invalid or unenforceable by an arbitrator or a court of competent jurisdiction from which no further appeal lies or is taken, that provision shall be deemed to be severed therefrom, and the remaining provisions of this Agreement shall not be affected thereby and shall remain valid and enforceable; provided that in the event that any portion of this Agreement shall have been so determined to be or become invalid or unenforceable (the "offending portion"), the Parties shall negotiate in good faith such changes to this Agreement as will best preserve for the Parties the benefits and obligations of such offending portion. The invalidity or unenforceability of any term or any right arising pursuant to this Agreement shall in no way affect the validity or enforceability of any of the remaining terms or rights.

20.5         Specific Performance / Injunctive Relief

             The Parties acknowledge and agree that money damages are not an adequate remedy for violations of this Agreement and that any Party may, in its sole discretion, notwithstanding Article 19, apply to the Ontario Court (General Division) or the Federal Court of Canada for specific performance or for temporary injunctive relief or such other temporary relief (equitable or otherwise) as such court may deem appropriate in order to enforce this Agreement or to prevent any violation hereof, and each Party waives any objection to the imposition of such relief and any requirement for the posting of any security, including a bond, with respect to such relief.

20.6         Remedies Cumulative

             All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by either Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

20.7         No Waiver

             No waiver of any of the provisions of this Agreement is binding unless it is in writing and signed by the Party entitled to grant the waiver. No failure to exercise, and no delay in exercising, any right or remedy under this Agreement will be deemed to be a waiver of that right or remedy. No waiver of any breach of any provision of this Agreement will be deemed to be a waiver of any subsequent breach of that provision.

20.8         Further Assurances

             The Parties will, from time to time during the course of this Agreement or upon its expiry and without further consideration, execute and deliver such other documents and instruments of transfer, conveyance and assignment and take such further action as the other may reasonably require to effect the transactions contemplated thereby.

20.9         Extended Meanings

             Any reference in this Agreement to gender shall include all genders, and words importing the singular number only shall include the plural and vice versa.

20.10        No Third Party Beneficiaries

             Each Party intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person, other than the Parties and their Affiliates, and no Person, other than the Parties, shall be entitled to rely on the provisions hereof in any action, suit, proceeding, hearing or other forum.

20.11        Counterparts

             This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the Parties.

20.12        No Liability of Shareholders

             No shareholder of LMGC or the successors or transferees of a shareholder of LMGC shall be liable for any of the obligations of LMGC hereunder. No shareholder of AMIH or the successors or transferees of a shareholder of AMIH shall be liable for any of the obligations of AMIH hereunder.

20.13        Statutory References

             Unless expressly stated to the contrary, any references in this Agreement to any law, by-law, rule, regulation, order or act of any government, governmental body or other regulatory authority shall be construed as a reference thereto as enacted at the date of this Agreement as such law, by-law, rule, regulation, order or act may be amended, re-enacted or superseded from time to time.

20.14        Business Day Payments

             If under this Agreement any payment or calculation is to be made or any other action is to be taken on a day which is not a Business Day, that payment or calculation is to be made, and that other action is to be taken, as applicable, on or as of the next day that is a Business Day

20.15        References

             In this Agreement, references to "hereof", "hereto", and "hereunder" and similar expressions mean and refer to this Agreement taken as a whole, and not to any particular Article, Section, Subsection or other subdivision; "Article", "Section", "Subsection" or other subdivision of this Agreement followed by a number means and refers to the specified Article, Section, Subsection or other subdivision of this Agreement.

20.16        Currency

             In this Agreement, all references to currency shall be references to the lawful currency of the Territory.

20.17        Schedules

             The following Schedules are attached to and form part of this
Agreement:

Schedule                             Description

SCHEDULE 1                           CANADIAN MARKS
SCHEDULE 2                           LMGC MARKS
SCHEDULE 3                           POWER OF ATTORNEY

20.18        Limitation of Liability

             THE PARTIES (INCLUDING FOR THIS PURPOSE THEIR AFFILIATES) EXPRESSLY ACKNOWLEDGE AND AGREE THAT THEY WILL NOT BE LIABLE FOR EACH OTHER'S INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR PUNITIVE, EXEMPLARY OR AGGRAVATED DAMAGES OR FOR DAMAGES FOR LOST PROFITS, LOST REVENUES OR FAILURE TO REALIZE EXPECTED SAVINGS, REGARDLESS OF WHETHER SUCH LIABILITY ARISES IN OR IS BASED UPON TORT (INCLUDING NEGLIGENCE), CONTRACT (INCLUDING FUNDAMENTAL BREACH OR BREACH OF A FUNDAMENTAL TERM), BREACH OF TRUST OR FIDUCIARY DUTY, RESCISSION OF CONTRACT, RESTITUTION, INDEMNIFICATION OR OTHERWISE.

20.19        Time of the Essence

             Time shall be of the essence of this Agreement.

20.20        Costs and Expenses

             Except as otherwise or expressly provided in this Agreement, each Party shall pay all costs and expenses it incurs in authorizing, preparing, executing and performing this Agreement and the transactions contemplated there under, including all fees and expenses of its respective legal counsel, investment bankers, brokers, accountants or other representatives or consultants.

20.21        Excusable Delays

             The dates and times by which any Party is required to perform any obligation under this Agreement shall be postponed automatically to the extent, for the period of time, that the Party is prevented from so performing by circumstances beyond its reasonable control. Such period shall not extend beyond one year. Said circumstances shall include acts of nature, strikes, lockouts, riots, acts of war, epidemics, government regulations imposed after the fact, fire, power failures, earthquakes or other disasters or other causes beyond the performing Party's reasonable control whether or not similar to the foregoing.

20.22        Governing Law and Attornment

             This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein (excluding any conflict of laws rule or principle which might refer such construction to the laws of another jurisdiction). To the extent applicable, the Parties expressly exclude the application of the United Nations Convention on Contracts for the International Sale of Goods. Each of the Parties hereby irrevocably attorns and submits to the exclusive jurisdiction of the Courts of the Province of Ontario or the Federal Court of Canada, except to the extent any Court action of AMIH relates to the use of the AMIH Marks by LMGC outside the Territory.



             IN WITNESS WHEREOF, the Parties have executed the Agreement.

AIR MILES INTERNATIONAL                   LOYALTY MANAGEMENT GROUP
HOLDINGS N.V.                             CANADA INC.

By: /s/ Liam P.B. Cowdrey                 By: /s/ Craig Underwood
   ----------------------                     -----------------------
Name:  Liam P.B. Cowdrey                  Name:       Craig Underwood
Title: Director                           Title:      President and Chief
                                                      Executive Officer

Date   July 24, 1998                      Date:       July 24, 1998

                                   SCHEDULE 1

                                 Canadian Marks


TRADE-MARK                                                                              OWNER                      STATUS

A SAVINGS ACCOUNT LIKE NEVER BEFORE.                                                    AMIH                       PENDING
(705359)

ADHERENT AIR MILES OR                                                                   AMIH                       PENDING
(771326)

AIR BUCKS                                                                               AMIH                       PENDING
(778239)

AIR MILES                                                                               AMIH                       REGISTERED
(697937)

AIR MILES & DESIGN                                                                      AMIH                       PENDING
(740714)

AIR MILES BABY CLUB                                                                     AMIH                       PENDING
(820515)

AIR MILES BUCKS                                                                         AMIH                       PENDING
(778237)

AIR MILES DES VOYAGES ET BIEN                                                           AMIH                       PENDING
DAVANTAGE & DESIGN
(829576)

AIR MILES DES VOYAGES ET BIEN                                                           AMIH                       PENDING
DAVANTAGE OR & DESIGN
(830383)

AIR MILES FOR BUSINESS PROGRAM                                                          AMIH                       PENDING
(868437)

AIR MILES GOLD                                                                          AMIH                       PENDING
(771199)

AIR MILES GOLD COLLECTOR                                                                AMIH                       PENDING
(771200)

AIR MILES INCENTIVES                                                                    AMIH                       PENDING
(839292)

AIR MILES LEISURE TRAVEL                                                                AMIH                       PENDING
(771062)

AIR MILES OR                                                                            AMIH                       PENDING
(771327)


TRADE-MARK                                                                              OWNER                      STATUS

AIR MILES ROAD WARRIOR                                                                  AMIH                       PENDING
(774732)

AIR MILES ROAD WARRIORS                                                                 AMIH                       PENDING
(774731)

AIR MILES TRAVEL AND MORE & DESIGN                                                      AMIH                       PENDING
(829575)

AIR MILES TRAVEL AND MORE GOLD & DESIGN                                                 AMIH                       PENDING
(830382)

AIR MILES TRAVEL THE WORLD & DESIGN                                                     AMIH                       REGISTERED
(629149)

AIR MILES TRAVEL THE WORLD GOLD & DESIGN                                                AMIH                       PENDING
(771202)

AIR MILES VACATIONS                                                                     AMIH                       PENDING
(820683)

AIR MILES VACATIONS & DESIGN                                                            AMIH                       PENDING
(822346)

AIR MILES VOUS DONNE DES AILES.                                                         AMIH                       PENDING
(705355)

AIR MILES VOYAGEZ DE PAR LE MON DE                                                      AMIH                       PENDING
OR & DESIGN
(771203)

AIR MILES. FOR BUSINESS.                                                                AMIH                       PENDING
(867524)

AIR MILES. LE MONDE A VOTRE PORTEE.                                                     AMIH                       PENDING
(790573)

AIR MILES. LE MON DE A VOTRE PORTEE. & DESIGN                                           AMIH                       PENDING
(790574)

AIR MILES. LE MON DE A VOTRE PORTEE.                                                    AMIH                       PENDING
& DESIGN(2)
(790575)

AIR MILES. SHRINKING THE WORLD.                                                         AMIH                       PENDING
(790570)

AIR MILES SHRINKING THE WORLD & DESIGN                                                  AMIH                       PENDING
(790571)



TRADE-MARK                                                                              OWNER                      STATUS

AIR MILES. SHRINKING THE WORLD.                                                         AMIH                       PENDING
& DESIGN (2)
(790576)

AIR MILES. ABONNEZ-VOUS ET PARTEZ!                                                      AMIH                       PENDING
(836877)

AIR MILES. BANK AND GO.                                                                 AMIH                       PENDING
(832871)

AIR MILES. BUY AND GO.                                                                  AMIH                       PENDING
(840860)

AIR MILES. DEMENAGEZ ET PARTEZ.                                                         AMIH                       PENDING
(841566)

AIR MILES DES VOYAGES ET BIEN DAV ANTAGE.                                               AMIH                       PENDING
(829574)

AIR MILES. MAGASINEZ ET PARTEZ & DESIGN                                                 AMIH                       PENDING
(829579)

AIR MILES. MAGASINEZ ET PARTEZ, &                                                       AMIH                       PENDING
DESIGN (2)
(829580)

AIR MILES. MAGASINEZ ET PARTEZ.                                                         AMIH                       PENDING
(827423)

AIR MILES. MOVE AND GO.                                                                 AMIH                       PENDING
(832870)

AIR MILES. POUR LES AFFAIRES.                                                           AMIH                       PENDING
(868438)

AIR MILES. SEJOURNEZ ICI ET PARTEZ.                                                     AMIH                       PENDING
(841565)

AIR MILES. SHOP AND GO.                                                                 AMIH                       PENDING
(827424)

AIR MILES. SHOP AND GO. & DESIGN                                                        AMIH                       PENDING
(829577)

AIR MILES. SHOP AND GO. & DESIGN (2)                                                    AMIH                       PENDING
(829578)

AIR MILES. STAY AND GO.                                                                 AMIH                       PENDING
(83357())

AIR MILES. TRANSIGEZ ET PARTEZ.                                                         AMIH                       PENDING
(84()955)

                                      -35-


TRADE-MARK                                                                              OWNER                      STATUS

AIR MILES. TRAVEL AND MORE.                                                             AMIH                       PENDING
(829573)

AIR MILES. SUBSCRIBE AND GO.                                                            AMIH                       PENDING
(833569)

APPELEZ COMME AVANT                                                                     AMIH                       PENDING
(771201)

BABYCLUB                                                                                AMIH                       PENDING
(818407)

BABYCLUB & DESIGN                                                                       AMIH                       PENDING
(818410)

CALL LIKE ALWAYS.                                                                       AMIH                       PENDING
FLY LIKE NEVER BEFORE.
(706176)

COLLECT FOR BUSINESS,                                                                   AMIH                       PENDING
FLY FOR PLEASURE
(867523)

ESCAPE LIKE ALWAYS                                                                      AMIH                       PENDING
(774082)

FLY FREE FASTER                                                                         AMIH                       PENDING
(778238)

FLY LIKE NEVER BEFORE                                                                   AMIH                       REGISTERED
(705361)

LE MONDE A VOTRE PORTEE.                                                                AMIH                       PENDING
(790572)

MAGASINEZ COMME AVANT.                                                                  AMIH                       PENDING
VOYAGEZ COMME JAMAIS.
(705364)

MEGA MILES                                                                              AMIH                       REGISTERED
(745188)

MILES ABOVE                                                                             AMIH                       PENDING
(703895)

MILLES EN TETE                                                                          AMIH                       PENDING
(703896)

MILLES EXTRA                                                                            AMIH                       PENDING
(778240)



TRADE-MARK                                                                              OWNER                      STATUS

MOVE LIKE ALWAYS.                                                                       AMIH                       PENDING
FLY LIKE NEVER BEFORE.
(705358)

ON ACCUMULE POUR LE BUREAU,                                                             AMIH                       PENDING
ON VOYAGE POUR LE PLAISER
(867522)

PLANE DESIGN                                                                            AMIH                       PENDING
(819040)

PROGRAMME AFFAIRES AIR MILES                                                            AMIH                       PENDING
(868440)

RENT LIKE ALWAYS.                                                                       AMIH                       PENDING
FLY LIKE NEVER BEFORE.
(705357)

SAVE LIKE ALWAYS                                                                        AMIH                       PENDING
(705356)

SAVE LIKE ALWAYS.                                                                       AMIH                       PENDING
FLY LIKE NEVER BEFORE.
(705363)

SHOP AND GO                                                                             AMIH                       PENDING
(815494)

SHOP LIKE ALWAYS.                                                                       AMIH                       REGISTERED
FLY LIKE NEVER BEFORE.
(697938)

SHRINKING THE WORLD.                                                                    AMIH                       PENDING
(790569)

SUPER MILES                                                                             AMIH                       PENDING
(822483)

SUR LES AILES DE BANQUE-AIR                                                             AMIH                       PENDING
(827285)

TRAVEL AND MORE                                                                         AMIH                       PENDING
(835066)

TRAVEL LIKE NEVER BEFORE                                                                AMIH                       REGISTERED
(705362)

TRAVEL THE WORLD                                                                        AMIH                       PENDING
(705360)

UN MONDE REMPLI D'OR                                                                    AMIH                       PENDING
(833177)



TRADE-MARK                                                                              OWNER                      STATUS

VOYAGEZ DE PAR LE MONDE                                                                 AMIH                       PENDING
(697940)

VOYAGEZ DE PAR LE MON DE & DESIGN                                                       AMIH                       IN OPPOSITION
(705546)

WORLD OF GOLD                                                                           AMIH                       PENDING
(833176)

YOU BANK. YOU FLY.                                                                      AMIH                       PENDING
(826108)

                                   SCHEDULE 2



TRADE-MARK                                                                              OWNER                      STATUS

COALITION DATABASE MARKETING                                                            LMGC                       REGISTERED
(751706)

LE GROUPE LOYALTY                                                                       LMGC                       PENDING
(862344)

LOYALTY                                                                                 LMGC                       PENDING
(831970)

LOYALTY                                                                                 LMGC                       PENDING
(849707)

LOYALTY                                                                                 LMGC                       PENDING
(849709)

LOYALTY & DESIGN                                                                        LMGC                       PENDING
(860274)

LOYALTY CONSULTING                                                                      LMGC                       PENDING
(860281)

LOYALTY LE GROUPE LOYALTY & DESIGN                                                      LMGC                       PENDING
(862346)

LOYALTY MANAGEMENT CONSULTING                                                           LMGC                       PENDING
(830856)

LOYALTY MANAGEMENT CONSULTING & DESIGN                                                  LMGC                       PENDING
(830858)

LOYALTY MANAGEMENT GROUP                                                                LMGC                       PENDING
(831971)

LOYALTY MANAGEMENT GROUP CANADA                                                         LMGC                       PENDING
INC. & DESIGN
(831972)

LOYALTY MANAGEMENT SERVICES                                                             LMGC                       PENDING
(830857)

LOYALTY MANAGEMENT SERVICES & DESIGN                                                    LMGC                       PENDING
(830859)

LOYALTY RECOMPENSES RESULTATS                                                           LMGC                       PENDING
SAVOIR & DESIGN
(862345)

LOYALTY REWARDS RESULTS KNOWLEDGE                                                       LMGC                       PENDING
& DESIGN
(860276)

LOYALTY SERVICES                                                                        LMGC                       PENDING
(860280)

LOYALTY THE LOYALTY GROUP & DESIGN                                                      LMGC                       PENDING
(860275)

RECOMPENSES RESULTATS SAVOIR                                                            LMGC                       PENDING
(862343)

REWARDS RESULTS KNOWLEDGE                                                               LMGC                       PENDING
(860278)

SPONSOR PROFITABILITY MODEL                                                             LMGC                       REGISTERED
(771044)

SPONSORFINDER DATABASE                                                                  LMGC                       REGISTERED
(745187)

STAR DESIGN                                                                             LMGC                       PENDING
(860279)

STAR SYSTEM                                                                             LMGC                       PENDING
(870232)

THE FUTURE OF COALITION DATABASE                                                        LMGC                       REGISTERED
MARKETING ... TODAY
(751707)

THE LOYALTY GROUP                                                                       LMGC                       PENDING
(860277)

                                   SCHEDULE 3

                                POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS that the undersigned AIR MILES INTERNATIONAL HOLDINGS N.V. ("AMIH"), of Landhuis Joonchi, Kaya Richard J. Beaujon z/n, P.O. Box 837 Curacao, Netherlands Antilles, hereby nominates, constitutes and appoints LOYALTY MANAGEMENT GROUP CANADA INC. ("Loyalty"), an Ontario corporation, to be the true and lawful attorney of AMIH, with full power of substitution, to act for and on behalf of AMIH and in AMIH's name or Loyalty's own name in any suit, action, application, mediation, arbitration, opposition or other legal, mediatory, arbitral or administrative proceeding (each, a "Proceeding") or the exercise of any other remedy, of any nature or kind whatsoever, whether in Canada or elsewhere in the world, at any time during the term of the agreement (the "Agreement") dated July 24, 1998 between AMIH and Loyalty entitled "Amended and Restated License to Use the Air Miles Trade Marks in Canada", in connection with infringement or alleged infringement or other similar action in Canada by any Person other than AMIH and its Affiliates of the Canadian Marks or any of the Non-Canadian Marks which Loyalty has been using in the preceding 12-month period in Canada.

             In this power of attorney, the terms "Person", "Affiliates", "Canadian Marks" and "Non-Canadian Marks" have the same respective meanings as in the Agreement.

             The following terms and conditions apply to this power of attorney:

1. This power of attorney shall be irrevocable by AMIH during the term of the Agreement.

2. A certificate signed by an officer or director of Loyalty to the effect that this power of attorney is valid and subsisting shall be conclusive against all persons other than AMIH and its Affiliates.

3. Any person may rely on this power of attorney without inquiring of AMIH or Loyalty as to its validity and subsistence.

4. Loyalty may not enter into a settlement of a Proceeding without the written consent of AMIH, which consent shall not be unreasonably withheld.

             IN WITNESS WHEREOF AMIH has duly executed this power of attorney this 24th day of July, 1998.

                                 AIR MILES INTERNATIONAL HOLDINGS N.V.

                                 by:
                                    ------------------------
                                      Name:       Liam P.B. Cowdrey
                                      Title:      Director